Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Noodles & Company for the registration of 35,207,509 shares of its Class A common stock and to the incorporation by reference therein of our report dated March 15, 2018, with respect to the consolidated financial statements of Noodles & Company included in its Annual Report (Form 10-K) for the year ended January 2, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Denver, Colorado May 25, 2018

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